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                                                               EXHIBIT 10(p)

                  EXCERPT OF MINUTES OF THE MEETING OF
              THE BOARD OF DIRECTORS ON MARCH 14, 1995
              ----------------------------------------

            RESOLVED, FURTHER, that Larry Stallings be, and hereby is, elected as President and Chief Executive Officer of the Company, to hold such office until the next annual meeting of the directors, or until such term expires or is otherwise terminated in accordance with the bylaws of the Company; and

            RESOLVED, FURTHER, that the Compensation Committee be, and hereby is, authorized and directed, in its discretion, to negotiate an employment agreement, compensation and related terms and conditions of employment with Mr. Stallings as the President and Chief Executive Officer of the Company, which terms shall include the issuance to Mr. Stallings of 100,000 shares of the Company's common stock, $.10 par value, (the "Shares"); and

            RESOLVED, FURTHER, that the Company be, and hereby is, authorized and directed to issue the Shares to Mr. Stallings, in consideration of his agreement to become President and Chief Executive Officer; and

            RESOLVED, FURTHER, that the officers of the Company, on behalf of the Company, be, and each of them jointly or severally hereby is, authorized and directed to take such actions and to enter into, to execute and to deliver such documents and agreements as any such officer, in such officer's sole and absolute discretion, may deem necessary and proper to effectuate the foregoing resolutions (the necessity or propriety of the same to be conclusively evidenced thereby); and all of the same are hereby approved, confirmed and ratified in all respects as if expressly set forth herein, without the necessity of any further authorization, by resolutions or otherwise.


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